                                                                    Exhibit 99.1

                        PART I - FINANCIAL INFORMATION
                        -------------------------------
ITEM 1

                     NEWSEDGE CORPORATION AND SUBSIDIARIES
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                                                                     PROFORMA
                                               DECEMBER 31,        JUNE 30,                           JUNE 30,
                                                  1999               2000            CHANGE -A)         2000
                                               ---------------------------------------------------------------------
ASSETS                                                           (UNAUDITED)         (UNAUDITED)     (UNAUDITED)

Current assets:
  Cash and cash equivalents                    $     20,278       $     20,004                        $    20,004
  Accounts receivable                                11,280             12,720                             12,720
  Due from WinStar                                        -              3,000             2,000            5,000
  Prepaid expenses and deposits                       5,132              6,433                              6,433
                                               ----------------------------------------------------------------------
     Total current assets                            36,690             42,157             2,000           44,157
                                               ----------------------------------------------------------------------

Property and equipment, net                           9,398              7,732                              7,732
                                               ----------------------------------------------------------------------

Other assets                                          1,766              1,124                              1,124
                                               ----------------------------------------------------------------------

     Total assets                              $     47,854       $     51,013             2,000      $    53,013
                                               ======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $      2,869       $      4,313                        $     4,313
  Accrued expenses                                   14,837             16,502                90           16,592
  Deferred revenue, current                          23,010             27,348                             27,348
  Current portion of long-term
    obligations                                         303                 74                                 74
                                               -----------------------------------------------------------------------
       Total current liabilities                     41,109             48,237                90           48,327
                                               -----------------------------------------------------------------------
 Deferred revenue, noncurrent                           124                222                                222
                                               -----------------------------------------------------------------------
 Stockholders' equity:
   Common stock                                         181                182                                182
   Additional paid-in capital                       130,136            130,783                            130,783
   Cumulative translation adjustment                    (58)               (87)                               (87)
   Accumulated deficit                             (120,822)          (125,598)            1,910         (123,688)
   Treasury stock, at cost; 432,000
    shares at December 31, 1999 and
    June 30, 2000, respectively                      (2,726)            (2,726)           (2,726)
                                               -----------------------------------------------------------------------
       Total stockholders' equity                     6,711              2,554             1,910            4,464
                                               -----------------------------------------------------------------------

       Total liabilities & stockholders'
        equity                                    $  47,854       $     51,013        $    2,000      $    53,013
                                               =======================================================================

 (a - Executed Amendment to NewsEdge Corporation's sale of Individual.com, Inc. to Winstar provides a $2,000,000 receivable from Winstar to be paid as $1 million on both 12/31/00 and 2/28/01, $1,910,000 present value discounted gain on sale, and $90,000 of deferred Interest on sale